Exhibit 99.1

RTB Digital and Ryvyl Inc. Merger Consummates, Name Change and Ticker Changed to RTB

Seattle, May 12, 2026 (GLOBE NEWSWIRE) – Ryvyl Inc. (“Ryvyl” or the “Company”) (Nasdaq: RVYL) today announced that as of May 12, 2026, it has officially consummated its planned merger and changed its corporate name to RTB Digital, Inc. (“RTB”), and is doing business as Roundtable.

It is expected that effective May 13, 2026, the Company’s common stock will begin trading on the Nasdaq Capital Market under the new ticker symbol “RTB”, replacing the previous ticker “RVYL.”

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the timing and effects of the merger transaction between the Company and RTB Digital, Inc. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including that the merger will not guarantee that the Company regains compliance with Nasdaq's listing requirements or will remain in compliance with all other requirements for continued listing on Nasdaq. Other risk factors affecting the Company are discussed in detail in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:

Richard Land, Alliance Advisors Investor Relations

973-873-7686, rtbir@allianceadvisors.com

Public Relations Contact:

Mehab Qureshi, RTB Digital, Inc.

+91 90289 77198, press@roundtable.io